SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.

                                                            Jurisidiction of
    Subsidiary                                               Incorporation

    Comverse Government Systems Corp.                           New York
    Comverse Network Systems, Inc.                              Delaware
    CTI Capital Corporation                                     Delaware
    Comverse Information Systems Corp.                          Delaware
    Comverse Infomedia Systems Corp.                            Delaware
    Boston Technology International, Inc.                       Delaware
    Boston Technology Securities                                Delaware
    Voice Mail One                                              Delaware
    Boston Technology Japan                                     Delaware
    Boston Technology Mexico                                    Delaware
    Boston Technology Europe                                    Delaware
    Boston Technology Investments                               Delaware
    Boston Technology Pac Rim                                   Delaware
    Boston Technology Australia/New Zealand                     Delaware
    Boston Technology India                                     Delaware
    Enhanced Communications Corporation                         Delaware
    Startel Corporation                                         California
    Dale, Gesek, McWilliams & Sheridan, Inc.                    New Jersey
    Efrat Future Technology Limited                             Israel
    Telemesser Limited                                          Israel
    C.I.S. Comverse Information Systems Ltd.                    Israel
    Comverse Investments Ltd.                                   Israel
    Telemesser International (1995) Ltd.                        Israel
    Netology Ltd.Israel
    Comverse Technology (Europe) Ltd.                           U.K.
    Comverse Technology GmbH                                    Germany
    Comverse Technology Nordic OY                               Finland
    Comverse Asia Pacific Limited                               Hong Kong
    Comverse Australasia Pty. Ltd.                              Australia
    Boston Technology Limited                                   Virgin Islands
    Boston Technology International Inc., S.A. de C.V.          Mexico
    Boston Technology Servicios Mexico S.C.                     Mexico
    Boston Technology Far East Ltd.                             Hong Kong
    Comverse Technology Singapore Pte Ltd.                      Singapore